UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 23,
1999









                WHAT'SFORFREE TECHNOLOGIES, INC.
          (FORMERLY RANES INTERNATIONAL HOLDINGS, INC.)
     (Exact name of registrant as specified in its charter)







Nevada                000-19693                   87-0485320
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

7430 Butherus Dr., Suite B, Scottsdale, AZ 85260
(Address of principal executive offices)

Registrant's telephone number, including area code (800) 548-0010

Registrant's Attorney: Daniel G. Chapman, Esq., 2080 E. Flamingo
Rd., Suite 112, Las Vegas, (702) 650-5660

ITEM 5    Other Events

On   December  23,  1999,  the  Company  changed  its   name   to
Whatsforfree Technologies, Inc.

On January 24, 2000, the Company moved its corporate offices to 7430 E. Butherus Dr., Ste. B, Scottsdale, AZ 85260.

ITEM 6    Resignations of Registrant's Directors

On  January 23, 2000, the Company accepted the resignation of Ray
A. Triphahn as Director and Officer, effective immediately. The two remaining directors appointed C. Austin Burrell to fill the vacancy left by Mr. Triphahn's resignation, as a member of the Board. Mr. Burrell was appointed as Secretary of the Company.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Whatsforfree Technologies, Inc.



                           By: /s/ Jan Olivier
                              Jan Olivier, President



                           Date: February 17, 2000